Exhibit 10.14

Execution Version

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LOAN NOTE PURCHASE AGREEMENT

This LOAN NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of October 14 , 2022 by and among COMPAREASIA GROUP CAPITAL LIMITED, an exempted company duly incorporated under the laws of Cayman Islands with registration number 291749 (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell, and each Purchaser, severally and not jointly, desires to purchase, fixed rate unsecured loan notes 2027 and PIK notes in integral multiples of US$1.00 each constituted by a deed poll and a certificate for the Notes attached as Schedule 1 to such deed poll, in substantially the form attached hereto as Exhibit A (the deed poll, together with each Note certificate and the other schedules attached thereto, a “Note” and collectively, the “Notes”).

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

Affiliate: in relation to any Person, a Subsidiary of that Person or a Holding Company of that Person or any other Subsidiary of that Holding Company.

AR Note: the amended and restated deed poll constituting up to US$50,000,000 of fixed rate unsecured convertible loan notes 2026 and PIK notes to be executed by the Company on or around the date hereof pursuant to the Deed of Amendment.

Articles: the articles of association of the Company, as amended or superseded.

Authorizations: any approval, authorization, clearance, consent, license, order, permission, permit, registration, filing, lodgement, agreement, notarization, certificate or exemption, from, by or with a Government Authority.

Business Day: a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Singapore and the Cayman Islands and (in relation to any date for payment of principal or interest on the Notes only) New York City.

Class A Ordinary Shares: Company’s voting ordinary shares with 1 vote attached to each share, par value US$0.0001 per share.

Class B Ordinary Shares: Company’s voting ordinary shares with 2 votes attached to each share, par value US$0.0001 per share.

Class C Ordinary Shares: Company’s voting ordinary shares with 10 votes attached to each share, par value US$0.0001 per share.

Class D Ordinary Shares: Company’s non-voting ordinary shares, par value US$0.0001 per share.

Conditions Precedent: all those conditions precedent as stated in Exhibit D hereto.

Control: with respect to a Person, (i) direct or indirect ownership or control of more than 50% of the outstanding voting securities of such Person; (ii) the ability to appoint or remove a majority of the directors of the board (or equivalent governing body) of such Person;

(iii) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (iv) the ability to direct or cause the direction of the management and policies of such Person (whether by contract or howsoever arising); and the term “Controlled” shall be construed accordingly.

Deed of Amendment: the deed of amendment and restatement in relation to the deed poll constituting up to US$50,000,000 of fixed rate unsecured convertible loan notes 2026 and PIK notes to be executed by the Company on or around the date hereof.

Directors: means the board of directors of the Company, or, subject to the Articles, a duly authorised committee of that board, for the time being.

Existing ESOP: the CompareAsia Group Capital Limited 2015 Equity Plan adopted by the Directors prior to the date of this Agreement.

Existing Loan Notes: means the fixed rate unsecured convertible loan notes 2026 issued by the Company as constituted by the AR Note.

Existing Note Instrument: means the deed poll constituting up to US$50,000,000 of fixed rate unsecured convertible loan notes 2026 and PIK notes executed by the Company and dated 27 April 2022;

Existing Shareholders’ Agreement: the Fourth Amended and Restated Shareholders’ Agreement relating to the Company dated 30 March, 2021 entered into between (1) the shareholders party thereto and (2) the Company.

Existing VCP: the CompareAsia Group Capital Limited Value Creation Programme established by written resolution of the Directors prior to the date of this Agreement;

Government Authority: any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Hong Kong, Singapore, the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

Group: collectively, the Company and each of the Subsidiaries.

Group Company: each of the Company and the Subsidiaries.

GS Affiliate: has the meaning given to it in the Shareholders’ Agreement.

GS Investor: [****]

Holding Company: in relation to a Person, any other Person in respect of which it is a Subsidiary.

Initial Closing: the initial closing of the sale and purchase of the Notes to the Lead Subscriber.

IPO: means the first firm commitment underwritten registered public offering by the Company of its Shares for its own account that results in such securities being listed or registered on the NASDAQ Stock Exchange, New York Stock Exchange, Hong Kong Stock Exchange, Singapore Stock Exchange or such other stock exchange of recognized international reputation and standing duly approved by the Directors.

Lead Subscriber: PCCW Media International Limited, together with its successors and permitted transferees.

Listing Rules: means the rules governing the listing of securities on the Hong Kong Stock Exchange.

Loan Documents: has the meaning given to it in Clause 4.2(e) below.

Loan Note Conversion: the conversion of all issued and outstanding Existing Loan Notes into Preference Shares.

Long Stop Date: 31, October 2022 (or such other date as may be agreed between the Company and the Lead Subscriber in writing).

Losses: all costs, claims, demands, liabilities, expenses, damages or losses and all interest, penalties and reasonable legal and other professional costs and expenses.

New ESOP / Reform Committee Incentive Plan: the incentive agreements to be approved and adopted by the Directors for the issuance of, any Class D Ordinary Shares or any option or warrant to acquire any Class D Ordinary Shares, to employees, advisors or consultants of the Company;

Ordinary Shares: means the Class A Ordinary Shares, Class B Ordinary Shares, Class C Ordinary Shares and Class D Ordinary Shares.

Person: any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

Preference Shares: Company’s convertible preferred shares, par value US$0.0001 per share, with rights and privileges as set forth in the Shareholders’ Agreement;

Shareholders’ Agreement: the Fifth Amended and Restated Shareholders’ Agreement relating to the Company by and among between (1) the shareholders of the Company party thereto and (2) the Company, as amended on or about the Initial Closing Date, and as further amended or as supplemented by various deeds of adherence thereto from time to time.

Shares: the Ordinary Shares, the Preference Shares and any other classes of shares as the Company may issue from time to time and any other shares into which such above shares may be consolidated, converted or sub-divided in accordance with the Shareholders’ Agreement.

Subscription Agreement: means a subscription agreement to be entered into on or about the date of this Agreement by and between the Lead Subscriber and the Company, pursuant to which the Lead Subscriber purchased from the Company, and the Company issued to the Lead Subscriber for non-cash consideration, certain Class B Ordinary Shares.

Subsidiary: with respect to any specified Person, any other Person Controlled by such specified Person.

US$: United States dollars, the lawful currency from time to time of the United States of America.

Warrants (Class C): the warrants of the Company exercisable into, in aggregate, [****] Class C Ordinary Shares as constituted by the Warrant (Class C) Instrument and issued at nil consideration with the benefit of, and subject to, the terms and conditions set out therein.

Warrant (Class C) Certificate: a certificate in respect of each of the relevant Subscriber’s registered holding of Warrants (Class C).

Warrant (Class C) Instrument: the instrument executed by the Company to constitute the Warrants (Class C).

2.	AMOUNT OF THE LOAN

2.1

The Loan. Subject to the terms of this Agreement, each Purchaser shall at the relevant Closing (as hereinafter defined) (a) lend to the Company the amount of cash as set forth opposite such Purchaser’s name in Column A of the Schedule of Purchasers attached to this Agreement (each, a “Loan Amount”) and (b) receive Notes in the amount set forth opposite such Purchaser’s name in Column B of the Schedule of Purchasers as evidence of its aggregate Loan Amount (the “Total Notes Subscription”).

3.	CLOSING AND DELIVERY

3.1	Initial Closing.

(a)

The obligation of the Lead Subscriber to consummate the Initial Closing is conditional on the fulfilment or waiver (in accordance with Section 3.1(b) below) of the Conditions Precedent (other than those Conditions Precedent to be satisfied at the Initial Closing).

(b)	The Lead Subscriber may at any time waive, in whole or in part and conditionally or unconditionally, the Condition Precedent set out in paragraph 2 of Exhibit D.

(c)

If the Conditions Precedent are not satisfied or waived (in accordance with Clause 3.1(b) above) by the Long Stop Date, the Lead Subscriber may, at its sole discretion, terminate this Agreement with immediate effect, and no Party shall have any claims against any of the other Party other than for any rights or liabilities that have accrued prior to that time.

(d)

Subject to the Conditions Precedent having been satisfied or waived, the Initial Closing shall take place on a date that is five (5) Business Days from the date the last of the Conditions Precedent have been satisfied or waived, or such other time or date as the Company and the Lead Subscriber may mutually agree (including by way of e-mail) (such date is hereinafter referred to as the “Initial Closing Date”).

3.2	Second Closing.

(a)

After the Initial Closing Date and on or before 30 November 2022 (or such other date as may be agreed between the Company and the Lead Subscriber in writing), the Company shall sell, and the Purchasers named in the table under the heading “Second Closing” in the Schedule of Purchasers attached to this Agreement (the “Additional Purchasers”) shall purchase, Notes at a second closing (the “Second Closing” and, together with the Initial Closing, each, a “Closing”) to be held on such date as may be mutually agreed upon by the Company and the Lead Subscriber (the “Second Closing Date” and, collectively with the Initial Closing Date, the “Closing Dates”); provided, however, that the aggregate original principal amount of all Notes issued pursuant to this Agreement (for the avoidance of doubt, including the Notes issued in the Initial Closing) immediately after the Second Closing Date shall not exceed Twenty Million US Dollars (US$ 20,000,000.00). All such sales made at the Second Closing shall be made on the terms and conditions set forth in this Agreement; provided, however, that the representations and warranties of the Additional Purchasers in Section 5 hereof shall speak as of such Second Closing Date. This Agreement, including without limitation, the Schedule of Purchasers attached to this Agreement, may be amended by the Company without the consent of the Purchasers (but with the consent of the Lead Subscriber) strictly for the purpose of including any Additional Purchasers to accede as a party to this Agreement, such accession to take effect upon the execution by such Additional Purchasers of a counterpart signature page hereto.

(b)

Any Notes sold pursuant to Section 3.2(a) above shall be deemed to be “Notes” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement. The Company shall inform the Directors promptly, in the case of the Second Closing (if any), of any Additional Purchasers and any Notes sold to them.

(c)

Each Additional Purchaser shall not be obligated to consummate the Second Closing unless all of the obligations of the Company and the other Purchasers to be performed on Second Closing are performed and in accordance with the terms of this Agreement.

3.3

Delivery. At each Closing, (a) each Purchaser purchasing a Note at such Closing shall deliver or cause one or more of its Affiliates to deliver to the Company one or more payment references for US$ CHATS (or such other payment references as agreed between the parties to this Agreement) in connection with the payment of such Purchaser’s Loan Amount to the Company’s account (details of which are set out in Exhibit B), (b) the Company shall issue and deliver to each Purchaser a Note in favour of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount, and (c) the Company shall deliver to holder of Note(s): (i) a certified copy of the register of holders of Notes as at such Closing, (ii) adopt and execute the Warrant (Class C) Instrument, and issue to each Purchaser a Warrant (Class C) Certificate representing the number of Warrants (Class C) set forth opposite such Purchaser’s name in Column C of the Schedule of Purchasers attached to this Agreement for nil consideration, and (iii) in the case of Initial Closing, deliver to the Lead Subscriber a copy of the duly executed Shareholders’ Agreement signed by all requisite parties thereto and evidence of the completion of the Loan Note Conversion. The relevant Loan Amount shall be paid by the relevant Purchaser (or one of its Affiliates) to the Company by way of wire transfer in accordance with the wire instructions set forth on Exhibit B.

3.4

As soon as reasonably practicable after the Initial Closing, and in any event prior to the Directors approving and adopting the New ESOP / Reform Committee Incentive Plan, the Company shall deliver to the Lead Subscriber evidence reasonably satisfactory to the Lead Subscriber of the effective termination of the Existing ESOP and the Existing VCP.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1

Except as set forth in the Disclosure Schedule attached hereto as Exhibit E (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to each Purchaser that that each representation and warranty set out this Section 4 below (the “Company Warranties”) is true and accurate as of the date of this Agreement, of Initial Closing and of Second Closing (except such statements that expressly speak only as of a specific date or time, which will be true and accurate as of such specified date or time). The Company acknowledges and accepts that each Purchaser is entering into this Agreement in reliance upon each of the Company Warranties. Each of the Company Warranties shall be construed as a separate and independent warranty and representation and (except where expressly provided to the contrary) shall not be limited or restricted by reference or inference from the terms of any other Company Warranty. If after the signing of this Agreement: (a) the Company becomes aware that any of the Company Warranties was untrue, inaccurate or misleading in any material respect as of the signing of this Agreement; or (b) any event occurs or matter arises of which the Company becomes aware which results or may result in any of the Company Warranties being untrue, inaccurate or misleading in any material respect at Initial Closing and/or Second Closing, had the Company Warranties been repeated at Initial Closing and/or Second Closing, the Company shall notify the Purchasers in writing as soon as practicable and in any event prior to Initial Closing and/or Second Closing (where applicable) setting out full details of the matter and the Company shall make any reasonable investigation concerning the event or matter and take such action, at its own cost, as the Purchasers may reasonably require. Any such notification shall not in any way impact the ability of a Purchaser to consummate the Closing and to claim for breach of the Company Warranties. The Company agrees to indemnify and keep indemnified each Purchaser, its directors, and their respective affiliates, advisors, agents and employees (if any), from and against any and all Losses due to or arising out of any breach of the Company Warranties.

4.2	Capitalization; Other Corporate Matters.

(a)

(i) The authorized capitalization of the Company as of the date of this Agreement and immediately prior to Initial Closing is as shown in Part A of Exhibit C hereto and accurately sets out the number and type of equity securities of the Company owned by each holder of equity securities immediately prior to the Initial Closing. (ii) The authorized capitalization of the Company upon Initial Closing is as shown in Part B of Exhibit C hereto and accurately sets out the number and type of equity securities of the Company owned by each holder of equity securities immediately after the Initial Closing. (iii) The authorized capitalization of the Company upon Second Closing (assuming the aggregate original principal amount of all Notes issued in the Second Closing is US$8.6 million, and that the Lead Subscriber does not participate in the Second Closing) is as shown in Part C of Exhibit C hereto and accurately sets out the number and type of equity securities of the Company owned by each holder of equity securities immediately after the Second Closing.

(b)

The Company is the legal and beneficial owner of such percentage of the entire issued share capital of each of the Subsidiaries as prescribed in Part D of Exhibit C hereto and all of such shares have been properly and validly issued and allotted and each is fully paid and the shares are not subject to any Encumbrance on the date hereof, other than those set forth in the Shareholders’ Agreement. “Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, usufruct, retention of title, right of preemption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing.

(c)

Save (i) as set forth in Part A and Part B of Exhibit C hereto (ii) for the purposes of issuing the Notes hereunder and (iii) for the purposes of issuing the shares pursuant to options granted to employees under the Existing ESOP and the Existing VCP, no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issuance, registration, sale or transfer or repayment of any share capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company under any option, agreement or arrangement (including conversion rights and rights of pre-emption).

(d)

Each Group Company is duly incorporated and validly existing under the laws of its place of incorporation and each Group Company has the power and capacity to own its assets and to conduct its business in the manner presently conducted and there has been no petition filed, order made or effective resolution passed for the liquidation or winding up of any Group Company.

(e)

The Company has all requisite corporate power to execute and deliver this Agreement, the deed poll constituting the Notes, the certificate for each Note and any other ancillary or related documents in relation thereto and to issue the certificate for each Note and any other ancillary or related documents in relation to such certificate (collectively, the “Loan Documents”) and to carry out and perform its obligations and all transactions contemplated under the terms of the Loan Documents.

(f)

All corporate action, authorizations, consents and/or waivers on the part of the Company (including, without limitation, as required under the Shareholders’ Agreement and/or the Company’s Articles), its board and/or directors, its shareholders or any other person necessary for the authorization of the Loan Documents and the execution, delivery and performance of all obligations of the Company under the Loan Documents has been taken and remains in full force and effect and, in relation to the issuance of securities, will be taken, in full and will not be revoked. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited under applicable bankruptcy, insolvency, reorganization, moratorium or similar law of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(g)

The Notes that are being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, will have the rights, preferences, privileges and restrictions described in the Articles and will be free of restrictions on transfer other than restrictions on transfer under the deed poll constituting the Notes, restrictions imposed by any shareholders or other agreements entered into by holders of Notes and other investors in connection with a Fund Raising (as defined in the Notes) and under applicable securities laws. Subject to the foregoing restrictions on transfer, the issuance and delivery of the Notes is not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in the Articles and the Shareholders’ Agreement.

(h)

The execution and performance by the Company of its obligations under the Loan Documents, including, without limitation, the issuance to the Purchasers of the Notes, do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default, or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound (including, for the avoidance of doubt, any pre-emptive rights set forth in the Shareholders’ Agreement); (ii) give any third party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, license or other instrument (oral or written) to which it is a party or by which it is bound; (iii) cause the Company to lose the benefit of any right, credit or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis; (iv) violate any of the terms or provisions of the Articles (including, for the avoidance of doubt, any pre-emptive rights set forth in the Articles); or (v) violate any Authorization, judgment, decree or order or any statute, law, rule, regulation or requirement applicable to it.

(i)

No consents, approvals, order or authorization of, or registration, qualification, designation, declaration or filing with, any Government Authority is required in connection with the execution, delivery and performance by the Company of the Loan Documents.

(j)

Save as set forth in Part A and Part B of Exhibit C hereto and for the Shares to be issued pursuant to options granted to employees under the Existing ESOP and the Existing VCP, there is no outstanding security or other instrument convertible into, exchangeable for or redeemable with any new Shares nor is there any option, warrant or other right relating to the issuance of any new Shares or any such security or other instrument.

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Save where a statement is explicitly represented and warranted by a specific Purchaser or Purchasers only, each Purchaser hereby severally but not jointly represents and warrants to the Company as of the applicable Closing Date as follows:

5.1

The Purchaser is a legal entity duly organized and validly existing under the laws of its place of incorporation and has full power, authority and capacity to execute and deliver this Agreement, to subscribe for and purchase the Notes and to perform its other obligations under this Agreement. The Purchaser is authorized to pay all amounts it has committed to pay to the Company hereunder. This Agreement has been duly authorized by the Purchaser.

5.2

This Agreement has been duly executed by the Purchaser. The Purchaser’s subscription for the Notes and its execution and delivery of this Agreement is and, upon acceptance of this Agreement by the Company, shall be, its legal, valid and binding obligations, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency, reorganization, moratorium or similar law of general applicability relating to or affecting creditors’ rights and to general equitable principles.

5.3

The execution and performance by the Purchaser of its obligations under this Agreement do not and will not: (i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default, or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound, (ii) violate any of the terms or provisions of its organizational documents or (iii) violate any Authorization, judgment, decree or order or any statute, law, rule, regulation or requirement applicable to it, except, in each case of the foregoing clause (i) or (iii) where the conflict, breach, default, violation or failure to obtain consent would not reasonably be expected to prevent, impair or materially delay the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

6.	MISCELLANEOUS

6.1

Confidentiality. Each party to this Agreement agrees that such party will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from another party pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.1 by such party), (ii) is or has been independently developed or conceived by such party without use of such confidential information, or (iii) is or has been made known or disclosed to such party by a third party without a breach of any obligation of confidentiality such third party may have to the other party; provided, however, that a party may disclose confidential information (A) with respect to any Purchaser, (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (y) to any affiliate, partner, member, shareholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business, provided that such Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (B) as may otherwise be required by law, regulation or any applicable stock exchange rules (including the Listing Rules), provided that, if legally permissible, the disclosing party consults with the other applicable parties with respect to the extent and content of such disclosure. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement and the other Loan Documents, the parties to this Agreement hereby agree and acknowledge that the Lead Subscriber, Enterprise Innovation Holdings Limited and/or their respective Affiliates shall be permitted to make or publish any announcements, circulars or other disclosures with respect to any of the matters contemplated herein or in the other Loan Documents as they deem necessary or desirable in connection with the requirements of applicable laws, the Listing Rules or the rules of any other stock exchange on which their respective securities may be listed without obtaining the prior consent (written or otherwise) from any other party to this Agreement or anyone else.

6.2

No Promotion. The Company agrees that it will not, in the event the GS Investor becomes an Additional Purchaser, without the prior written consent of the GS Investor, in each instance, (a) except in connection with any required filings with or submissions to a Government Authority or stock exchange pursuant to an IPO (as defined in the Notes) or as required by applicable law or stock exchange rule after completion of an IPO (as defined in the Notes), use in advertising, publicity, or otherwise the name of [****] or of any GS Affiliates, or any partner or employee of a GS Affiliate, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by [****] or a GS Affiliate, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by [****] or a GS Affiliate. Except in connection with any required filings with or submissions to a Government Authority or stock exchange pursuant to an IPO (as defined in the Notes) or as required by applicable law or stock exchange rule after completion of an IPO (as defined in the Notes), the Company further agrees that (in the event the GS Investor becomes an Additional Purchaser) it shall obtain the written consent from the applicable GS Affiliate prior to the Company’s issuance of any public statement detailing the GS Investor’s purchase of Notes pursuant to this Agreement.

6.3

No Fiduciary Duty. The parties to this Agreement acknowledge and agree that, in the event the GS Investor becomes an Additional Purchaser, nothing in this Agreement or the Notes shall create a fiduciary duty of [****] or any GS Affiliate to the other parties to this Agreement.

6.4

Investment Banking Services. The parties to this Agreement acknowledge and agree that, in the event the GS Investor becomes an Additional Purchaser, notwithstanding anything to the contrary in this Agreement or the Notes or any actions or omissions by representatives of [****] the GS Investor or any of GS Affiliate in whatever capacity, including as a director or observer to the Directors, it is understood that neither [****] nor any GS Affiliate is acting as a financial advisor, agent or underwriter to the Company or any Group Company or otherwise on behalf of the Company or any Group Company unless retained to provide such services pursuant to a separate written agreement.

6.5

Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.6

Governing Law and Jurisdiction. (a) This Agreement and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, the laws of Hong Kong. (b) Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be that is stated in clause 6.1(a) above. The seat of this arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. Notwithstanding the foregoing, nothing in this clause shall prevent any party seeking any interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings from any court of competent jurisdiction.

6.7	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, (ii) if by way of email, at the time of transmission or (iii) upon personal delivery to the party to be notified. Any communication or document to be made or delivered by one person to another under or in connection with this Agreement may be made or delivered by electronic mail or other electronic means if those two persons: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice. Any such electronic communication or delivery may only be made in that way to the extent that those two persons agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. Any such electronic communication or delivery in accordance with the foregoing made or delivered by one person to another will be effective only when actually received (or made available) in readable form. Any electronic communication or document which becomes effective, in accordance with the foregoing, after 5 p.m. in the place in which the person to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. All communications shall be sent to the Company at the address on the signature page below, and to the Purchasers at the addresses set forth on the Schedule of Purchasers attached hereto or at such other addresses as the Company or Purchaser may designate by five Business Days advance written notice to the other parties hereto.

6.10

Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the (a) Company and (b) the Lead Subscriber; provided, however, that this Agreement cannot be amended to change the Loan Amount of any Purchaser without the written consent of such Purchaser. Any provision of the Notes may be amended or waived by the written consent of the Company and the Lead Subscriber.

6.11	Expenses. The Company and each Purchaser shall bear its own fees and expenses incurred in connection with the transactions contemplated hereby.

6.12

Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.13

Entire Agreement. This Agreement and the Schedule and Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.14

Severability. If any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction or other governmental entity to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the express intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Loan Note Purchase Agreement as of the date first written above.

COMPANY:

COMPAREASIA GROUP CAPITAL LIMITED:

By:	/s/ Shaun Kraft
Name:	SHAUN KRAFT
Title:	CFO/COO AND AUTHORISED SIGNATORY

Address:

LEAD SUBSCRIBER:

/s/ [****]
PCCW Media International Limited

By:	[****]
Name:	[****]
Title:	Authorised Singtory

[Signature Page to Loan note Purchase Agreement]

ADDITIONAL SUBSCRIBER:

Enterprise Innovation Holdings Limited

By:	/s/ [****]
Name:	[****]
Title:	Director